PROSPECTUS SUPPLEMENT                                Registration No. 333-16591
                                                         Filed Pursuant to Rule
                                                      424(b)(3) and Rule 424(c)





                           LOGIC DEVICES INCORPORATED

                 Supplement To Prospectus dated January 8, 1997
                  as supplemented by the Prospectus Supplements
                     dated June 8, 1999 and February 4, 2000

                             Shares of Common Stock

                              SELLING SHAREHOLDERS

         From February 14, 2000 through February 29, 2000, Kanter Family Foundation sold an aggregate of 108,000 shares in open market transactions through a registered broker-dealer. Following these sales, no shares of common stock are owned by Kanter Family Foundation.

         From February 24, 2000 through March 7, 2000, Windy City, Inc. sold an aggregate of 174,900 shares in open market transactions through a registered broker-dealer. Following these sales, 325,100 shares owned by Windy City, Inc. are covered by this prospectus.

         From February 29, 2000 through March 7, 2000, BRT Partnership sold an aggregate of 74,482 shares in open market transactions through a registered broker-dealer. Following these sales, 170,000 shares owned by BRT Partnership are covered by this prospectus.

            The date of this Prospectus Supplement is March 8, 2000.